UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2011

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18550 (Commission file number)	61-1146077 (IRS Employer Identification No.)

10172 Linn Station Road Louisville, Kentucky 40223 (Address of principal executive offices)

(502) 426-4800 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 30, 2011, NTS/Virginia Development Company (“NTS/Virginia”), a wholly-owned subsidiary of NTS Mortgage Income Fund (the “Fund”), received a confirmation notice from M/I Homes of DC, LLC, a Delaware limited liability company (“M/I Homes”).  The confirmation notice affirms M/I Homes’ intention to proceed with its purchase of the Section 15 Lots pursuant to the Lot Purchase and Development Agreement (the “Agreement”) entered into on November 30, 2011 between NTS/VA and M/I Homes.

Assuming that M/I Homes closes on the purchase of the lots pursuant to the Agreement, those lots will no longer be subject to the non-binding letter of intent (the “Offer”) entered into on December 7, 2011 between NTS/VA and the Fund with NTS Development Company or its designated affiliate (“Devco”).  The remaining assets contemplated in the Offer continue to be subject to Devco’s due diligence and if a closing should occur, it is anticipated to occur by April 30, 2012.

A copy of the confirmation notice is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated in its entirety in this Item 1.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
	10.1	Confirmation Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Secretary/Treasurer/Chief Financial Officer
Date:	January 4, 2012

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